                                                                 Exhibit 11.1


                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)

                                                                                    Three months ended
                                                                                      September 30,
                                                                               ----------------------------
                                                                                  1996              1995
                                                                               ---------          ---------
Primary
 Average shares outstanding                                                    2,323,633          2,321,903
                                                                              ----------         ----------
 Dilutive stock options based on treasury stock
  method using average market price                                               28,286              7,832
                                                                              ----------         ----------
                                                                               2,351,919          2,329,735
                                                                              ==========         ==========
 Net income                                                                   $3,103,422         $4,158,097
                                                                              ==========         ==========
 Per common share:
  Net income per common share                                                 $     1.32         $     1.78
                                                                              ==========         ==========

Fully Diluted
 Average shares outstanding                                                    2,323,633          2,321,903
 Dilutive stock options based on treasury stock method
  using greater of period-end or average market price                             28,286             12,844
                                                                              ----------         ----------
                                                                               2,351,919          2,334,747
                                                                              ==========         ==========
 Net income                                                                   $3,103,422         $4,158,097
                                                                              ==========         ==========
 Per common share:
  Net income per common share                                                 $     1.32         $     1.78
                                                                              ==========         ==========